SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

MercadoLibre, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor

Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of MercadoLibre, Inc. (the “Company”) was held on June 10, 2016 for the following purposes:

•

to elect the three Class III directors nominated and recommended by the Company’s board of directors, each to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•	to hold an advisory vote on executive compensation; and
•	to ratify the appointment of Deloitte & Co. S.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The number of outstanding shares of the Company’s common stock as of April 18, 2016, the record date for the Annual Meeting, was 44,157,341 shares. 38,988,426 shares of common stock were represented in person or by proxy at the Annual Meeting, which were sufficient to constitute a quorum for the purpose of transacting business at the Annual Meeting.

At the Annual Meeting, the stockholders elected all three Class III director nominees, approved (on a non-binding basis) the Company’s executive compensation and ratified the appointment of Deloitte & Co. S.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The final voting results for each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1 — Election of three Class III Directors:

Nominee for Director	For	Withheld
Emiliano Calemzuk	29,032,854	7,830,380
Marcos Galperin	35,491,382	1,371,852
Roberto Balls Sallouti	36,239,997	623,237

In addition, there were 2,125,192 broker non-votes associated with the election of directors.

Proposal 2 — Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
35,162,243	1,260,256	440,735	2,125,192

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
38,533,304	29,062	426,060	*

*No broker non-votes arose in connection with Proposal Three, due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: June 10, 2016	By:	/s/ Pedro Arnt
	Name: Title:	Pedro Arnt Vice President and Chief Financial Officer